As filed with the Securities and Exchange Commission on November 25, 1998.

                                            Registration Statement No. 333-52839
================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------


                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------


                      CHAMPION COMMUNICATION SERVICES, INC.
                           (Exact name of Registrant)

             Delaware                                      76-0448005
      (State of incorporation)                          (I.R.S. Employer
                                                       Identification No.)

                                                            with a copy to:
             Albert F. Richmond                          J. Rowland Cook, Esq.
Chairman of the Board and Chief Executive Officer      Jenkens & Gilchrist, P.C.
     1610 Woodstead Court, Suite 330                    2200 One American Center
        The Woodlands, Texas 77380                         600 Congress Avenue
             (281) 362-0144                                Austin, Texas 78701
          Fax: (281) 364-1603                                (512) 499-3800
                                                           Fax: (512) 404-3520

(Address and telephone number of Registrant's executive offices and name, address and telephone number of agent for service)








Champion Communications Services, Inc. (the "Company") desires to deregister 769,850 shares (the "Shares") of the Company's common stock included in the Registration Statement effective May 15, 1998. No shares were sold pursuant to this Registration Statement. Therefore, as of the date of this amendment, 769,850 shares of common stock remain unsold under the Registration Statement and are hereby deregistered.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on November 25, 1998.


                                     CHAMPION COMMUNICATION SERVICES, INC.


                                     By:            /s/ Albert F. Richmond
                                         ---------------------------------------
                                                    Albert F. Richmond,
                               Chairman of the Board and Chief Executive Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below in multiple counterparts with the effect of one original by the following persons in the capacities and on the dates indicated.


      Signature                                            Title                                  Date
      ---------                                            -----                                  ----

      /s/ Albert F. Richmond                       Chairman of the Board                    November 25, 1998
-----------------------------------------    Chief Executive Officer and Director
      Albert F. Richmond                        (Principal Executive Officer)

      *                                         President and Director                      November 24, 1998
-------------------
      David A. Terman

      *                                      Chief Financial Officer, Controller and        November 25, 1998
-------------------                                        Treasurer
      Pamela R. Cooper
Principal Financial and Accounting Officer)

      *                                         Director                                    November 25, 1998
-------------------
      Peter F. Dicks

      *                                         Director                                    November 25, 1998
-------------------
      Randel R. Young

* by Albert F. Richmond, as attorney-in-fact.
